As filed with the Securities and Exchange Commission on June 11, 2020

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ZOOM TELEPHONICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	3661	04-2621506
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

225 Franklin Street
Boston, Massachusetts 02110
(617) 423-1072
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jeremy P. Hitchcock
Executive Chairman
Zoom Telephonics, Inc.
225 Franklin Street
Boston, Massachusetts 02110
(617) 423-1072
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Richard F. Langan, Jr., Esq.
Nixon Peabody LLP
55 West 46th Street
New York, NY 10036-4120
(212) 940-3000

Approximate date of commencement of proposed sale to the public: As soon as practicable following the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☑	Smaller reporting company ☑
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common stock, par value $0.01 per share	2,237,103	$1.96	$4,384,722	$569

(1)
This Registration Statement covers the resale by the Registrant’s selling stockholders of 2,237,103 shares of Common Stock. Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s common stock that become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant’s outstanding shares of common stock. Pursuant to Rule 429 under the Securities Act and as further described below under the heading “Statement Pursuant to Rule 429(b),” the prospectus contained in this Registration Statement covers 10,856,325 shares of Common Stock previously registered under the Registrant’s Registration Statement on Form S-1 filed by the Registrant on June 7, 2019 (File No. 333-232027) (the “Prior Registration Statement”), which was declared effective on July 14, 2019. These shares have not yet been sold by the selling stockholders described in the Prior Registration Statement and are included in the prospectus contained in this Registration Statement.

(2)
Estimated solely for purpose of calculating the registration fee according to Rule 457(c) under the Securities Act on the basis of the average of the bid and asked prices for a share of the Registrant’s Common Stock reported on the OTCQB on June 9, 2020.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

STATEMENT PURSUANT TO RULE 429(b)

Pursuant to Rule 429 under the Securities Act, the prospectus contained in this Registration Statement relates to (i) the 2,237,103 shares of securities registered hereby and (ii) the 10,856,325 shares of securities that remain unsold and were previously registered by the Registrant pursuant to Registration Statement on Form S-1 (No. 333-232027). As such, this Registration Statement shall constitute a post-effective amendment to the Prior Registration Statement.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION, DATED JUNE 11, 2020

PROSPECTUS

13,093,428 Shares of Common Stock
of
Zoom Telephonics, Inc.
________________________

This prospectus relates to the possible resale, from time to time, by the holders of 13,093,428 shares of Common Stock. These holders are named in this prospectus and are referred to herein as the “selling stockholders”.

We are not selling any shares of our Common Stock in this offering and, as a result, we will not receive any proceeds from the sale of the Common Stock covered by this prospectus. All of the net proceeds from the sale of our Common Stock will go to the selling stockholders.

The selling stockholders may sell Common Stock from time to time at prices established on the OTC Markets Group’s OTCQB, or as negotiated in private transactions, or as otherwise described under the heading “Plan of Distribution.” The Common Stock may be sold directly or through agents or broker-dealers acting as agents on behalf of the selling stockholders. The selling stockholders may engage brokers, dealers or agents who may receive commissions or discounts from the selling stockholders. We will pay all the expenses incident to the registration of the shares; however, we will not pay for sales commissions or other expenses applicable to the sale of our Common Stock registered hereunder.

Our Common Stock is quoted on the OTC Markets Group, OTCQB under the symbol “ZMTP.” The last reported sales price of our shares of Common Stock on June 9, 2020 was $2.05 per share.

Our principal executive office is located at 225 Franklin Street, Boston, Massachusetts 02110. Our telephone number at that address is (617) 423-1072. Our website is located at http://www.zoomtel.com.

INVESTING IN OUR COMMON STOCK INVOLVES SIGNIFICANT RISKS. YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE 5 OF THIS PROSPECTUS.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

OUR SECURITIES ARE NOT BEING OFFERED IN ANY JURISDICTION WHERE THE OFFER IS NOT PERMITTED UNDER APPLICABLE LOCAL LAWS.

The date of this prospectus is June 11, 2020.

ABOUT THIS PROSPECTUS

You should rely only on the information contained in or incorporated by reference into this prospectus. We have not provided, and we have not authorized anyone else to provide you with, different or additional information. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front of this prospectus regardless of its time of delivery, and you should not consider any information in this prospectus or in the documents incorporated by reference herein to be investment, legal or tax advice. We encourage you to consult your own counsel, accountant and other advisors for legal, tax, business, financial and related advice regarding an investment in our securities.

This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any of our securities other than the securities covered hereby, nor does this prospectus constitute an offer to sell or the solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about, and to observe, any restrictions as to the offering and the distribution of this prospectus applicable to those jurisdictions.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

As used in this prospectus, “Zoom Telephonics,” “Zoom,” “Company,” “we,” “our” and “us” refer to Zoom Telephonics, Inc. unless stated otherwise or the context requires otherwise.

i

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission (the “SEC”) a Registration Statement under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the shares of Common Stock being offered by this prospectus. This prospectus does not contain all of the information in the Registration Statement and its exhibits. For further information with respect to us and the Common Stock offered by the selling stockholders, we refer you to the Registration Statement and its exhibits. Statements contained in this prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the Registration Statement. Each of these statements is qualified in all respects by this reference.

We are subject to the information requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and, in accordance therewith, file annual, quarterly and special reports, proxy statements and other information with the SEC. These documents may be accessed through the SEC’s electronic data gathering, analysis and retrieval system, or EDGAR, via electronic means, including the SEC’s home page on the Internet (www.sec.gov).

We post on our public website (www.zoomtel.com) our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference the information and reports we file with it under File No. 001-37649, which means that we can disclose important information to you by referring you to those publicly available documents. The information incorporated by reference is an important part of this prospectus, and information disclosed in documents that we file later with the SEC will automatically add to, update and change information previously disclosed. If there is additional information in a later filed document or a conflict or inconsistency between information in this prospectus or a prospectus supplement and information incorporated by reference from a later filed document, you should rely on the information in the later dated document.

We are incorporating by reference the documents listed below, which we have already filed with the SEC, and all documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including all such documents we may file with the SEC after the date of this prospectus and before the termination of this offering (other than, in each case, information furnished rather than filed):

●
Our Annual Report on Form 10-K for the year ended December 31, 2019 filed with the SEC on April 15, 2020, as amended by Amendment No. 1 to Form 10-K filed with the SEC on April 29, 2020;
●
Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 filed with the SEC on May 15, 2020;
●
Our Definitive Proxy Statement on Schedule 14A, filed on June 4, 2020;
●
Our Current Reports on Form 8-K filed with the SEC on January 21, 2020, March 9, 2020, April 17, 2020, May 12, 2020, May 13, 2020, May 21, 2020 and May 27, 2020 (in each case, except for information contained therein which is furnished rather than filed); and
●
The description of the Company’s registered securities filed as Exhibit 4.1 to our Annual Report on Form 10-K filed with the SEC on April 15, 2020.

All documents subsequently filed by the Company with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering contemplated by this prospectus, shall be deemed to be incorporated by reference into this prospectus.

Upon request, we will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered a copy of the documents incorporated by reference into this prospectus. You may request a copy of these filings, and any exhibits we have specifically incorporated by reference as an exhibit in this prospectus, at no cost by writing or telephoning us at the following address:

Zoom Telephonics, Inc.
225 Franklin Street
Boston, Massachusetts 02110
Telephone: (617) 423-1072

In addition, our website address is www.zoomtel.com and such reports are available under “SEC Filings” on our Investor Relations website located at https://investor.zoom.net/financials/sec-filings/. Except for the specific incorporated reports and documents listed above, no information available on or through our website shall be deemed to be incorporated into this prospectus or the Registration Statement of which it forms a part.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Various statements contained in or incorporated by reference into this prospectus constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal and state securities laws. Forward-looking statements are all statements other than statements of historical fact. We attempt to identify these forward-looking statements by words such as "may," "will," "should," "could," "might," "expect," "plan," "anticipate," "believe," "estimate," "target," "goal," "predict," "intend," "potential," "continue," "seek" and other comparable words. Similarly, statements that describe our business strategy, goals, prospects, opportunities, outlook, objectives, plans or intentions are also forward-looking statements. These statements may relate to, but are not limited to, expectations of future operating results or financial performance, macroeconomic trends that we expect may influence our business, plans for financing or capital expenditures, expectations regarding liquidity and compliance with financing covenants, expectations regarding the introduction of new products, effects of restructuring actions and changes in our management team, regulatory compliance and expected changes in the regulatory landscape affecting our business, internal control improvements, expected impact of litigation and regulatory proceedings, plans for growth and future operations, and effects of acquisitions, divestitures and partnerships, as well as assumptions relating to the foregoing.

Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. These statements are based on current expectations and assumptions regarding future events and business performance and involve known and unknown risks, uncertainties and other factors that may cause actual events or results to be materially different from any future events or results expressed or implied by these statements. These factors include those set forth in the following discussion and elsewhere within this prospectus or incorporated by reference herein, as well as factors that cannot be predicted or quantified.

We believe that it is important to communicate our future expectations to our investors. However, there may be events in the future that we are not able to accurately predict or control and that may cause our actual results to differ materially from the expectations we describe in our forward-looking statements. You should not place undue reliance on forward-looking statements, which apply only as of the date of this prospectus. You should carefully review the risk factors described under the heading "Risk Factors" and elsewhere in our most recent Annual Report on Form 10-K, any subsequently filed Quarterly Reports on Form 10-Q and any subsequently filed Current Reports on Form 8-K (other than, in each case, information furnished rather than filed), all of which are incorporated by reference in this prospectus, and any risk factors included in any applicable prospectus supplement. Except as required by applicable law, including the rules and regulations of the SEC, we undertake no obligation, and expressly disclaim any duty, to publicly update or revise forward-looking statements, whether as a result of any new information, future events or otherwise. Although we believe the expectations reflected in the forward-looking statements are reasonable as of the date of this prospectus, our statements are not guarantees of future results, levels of activity, performance, or achievements, and actual outcomes and results may differ materially from those expressed in, or implied by, any of our statements.

PROSPECTUS SUMMARY

The following summary provides an overview of certain information about Zoom and this offering and may not contain all the information that is important to you. This summary is qualified in its entirety by, and should be read together with, the information contained in other parts of this prospectus and the documents we incorporate by reference. You should carefully review this entire prospectus, including the matters discussed in “Risk Factors” beginning on page 5, and our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q before making a decision about whether to invest in our securities.

Our Company

Zoom designs, produces, markets, sells, and supports Internet access and other communications-related products including cable modems and gateways, mobile broadband modems, wireless routers, Multimedia over Coax (“MoCA”) adapters, Digital Subscriber Line (“DSL”) modems, and dial-up modems. Our primary objective is to build upon our position as a leading producer of Internet access devices sold through sales channels that include many of the largest United States (“USA” or “US”) high-volume electronics retailers, and to take advantage of a number of trends in communications including higher data rates, increasing use of wireless technology for transmission of data, and increasing use of smartphones, tablets, and streaming media.

Cable modem products, including both cable modems and cable gateways, were Zoom’s highest revenue product category in 2015 through 2019. Cable modems provide a high-bandwidth connection to the Internet through a cable that connects to the cable service provider’s managed broadband network. When a cable modem also includes a built-in WiFi router, it is called a cable modem/router or cable gateway. We began shipping cable modems in 2000. Our primary means of distribution to end-users in the US, our primary market, is through national retailers and distributors. Beginning in 2016, we started offering cable modems and modem/router “gateways” under the Motorola brand. In response to demand for faster connection speeds and increased functionality including improved WiFi performance and faster Internet speeds, we have invested and continue to invest resources to advance our cable modem product line.

Our mobile broadband products provide or use a cell-modem connection to the Internet, communicating through a mobile service provider’s mobile broadband network. These products target both the consumer and machine-to-machine (“M2M”) markets. Zoom has sold mobile broadband modems in the past and Zoom plans to continue to expand its line of mobile broadband products.

In August 2016, we extended our Motorola license to a worldwide exclusive license that includes cable modems and gateways, WiFi routers, WiFi range extenders, powerline communication devices, and related products. In August 2017, we further extended our Motorola license to a worldwide exclusive license for DSL modems and gateways, cellular modems and gateways, and MoCA products, and to a worldwide non-exclusive license for cellular sensors. We introduced under the Motorola brand two WiFi routers, one range extender, and one MoCA Adapter in 2017. In 2018, we introduced into the retail market under the Motorola brand two WiFi routers and a DSL modem/router. In March 2020, Zoom entered into an amendment to extend the License Agreement with Motorola Mobility LLC (the “2020 Amendment”) through December 31, 2025. The 2020 Amendment expands Zoom’s exclusive license to use the Motorola trademark to a wide range of authorized channels worldwide, including Service Provider Channels. In March 2020, we entered into a License Agreement with Motorola to sell consumer grade home security and monitoring products and to provide related services. This agreement applies to a wide range of products, including consumer grade cellular modems and gateways, DSL modems and gateways, and MoCA (Multimedia over Coax) adapters for networking and home security products and services.

Corporate Information

We are incorporated in Delaware under the name Zoom Telephonics, Inc. Zoom Telephonics, Inc. was originally incorporated in New York in 1977 and changed its state of incorporation to Delaware in 1993. MTRLC LLC, a wholly owned subsidiary of Zoom Telephonics, Inc., is a limited liability company organized in Delaware that focuses on the sale of our Motorola brand products. Our principal executive offices are located at 225 Franklin Street, Boston, Massachusetts 02110, and our telephone number is (617) 423-1072. Our website is at www.zoomtel.com. Information contained on our website does not constitute part of this prospectus.

Our shares of common stock, par value $0.01 per share (the “Common Stock”) are traded on the OTCQB Venture Market (“OTCQB”) under the symbol ZMTP.

Recent Developments

Bylaws Amendments

On May 7, 2020, the Company's Board of Directors approved the Company's Amended and Restated Bylaws (the "Amended and Restated Bylaws"), effective immediately. The Amended and Restated Bylaws amend and restate in their entirety the Company's bylaws to, among other things: (i) amend the description of certain information a stockholder must provide with respect to a proposal to nominate a person for election or reelection as a Company director or other business to be considered at a stockholders meeting and the procedure for making such proposal; (ii) provide that the forum for the resolution of internal corporate claims shall be the Court of Chancery in the State of Delaware; (iii) revise the description and powers of the officer positions for Chief Executive Officer and the President; and (iv) make other technical amendments.

Executive Officer Change

On May 11, 2020, Joseph L. Wytanis notified the Company of his decision to step down from the positions of President and Chief Executive Officer of the Company. Mr. Wytanis will serve as an advisor to the Company’s Board of Directors. The Company’s Board of Directors has formed a search committee to fill the position.

Private Placement

On May 26, 2020, the Company entered into a Stock Purchase Agreement (the “Purchase Agreement”) with certain accredited investors (the “Investors”) in a private placement (the “Private Placement”) pursuant to which the Company sold an aggregate of 2,237,103 shares of Common Stock at a purchase price of $1.52 per share. Several of the Company’s existing investors participated in the Private Placement, including Palm Global Small Cap Master Fund LP (“Palm Global”), the Company’s cofounder Frank Manning and the Company’s Executive Chairman Jeremy P. Hitchcock. Mr. David Allen also participated in the Private Placement. Palm Global acted as lead investor in the transaction. The Private Placement closed on May 27, 2020, and the gross proceeds to the Company at the closing were approximately $3.4 million.

Pursuant to the terms of the Purchase Agreement, the Investors agreed to certain lock-up restrictions on their ability to dispose of the Common Stock purchased in the Private Placement for six months following the closing date, subject to certain exceptions. Pursuant to the terms of the Purchase Agreement, the Company is required to file a Registration Statement with the SEC within 30 days of the closing of the Private Placement to register for resale the shares of Common Stock sold in the Private Placement. This prospectus is part of the Registration Statement filed to fufill that requirement.

The Company was required under the Purchase Agreement to appoint Mr. Joshua S. Horowitz and Mr. David Allen to the Company’s Board of Directors (the “Board”). Effective upon completion of the Private Placement, the Company’s Board was expanded to nine directors and Messrs. Horowitz and Allen were appointed to the newly created Board positions. Pursuant to the Purchase Agreement, Palm Global has the right to designate Mr. Horowitz or another designee to the Board for five years after the date of the Purchase Agreement and to request that its designee be appointed to each committee of the Board to the extent approved by an affirmative vote of a majority of the Board and as otherwise permitted by applicable SEC and stock market requirements. Messrs. Horowitz and Allen have been appointed to serve as Chairman on the Nominating and Compensation Committees of the Board, respectively. The Board and committee designation right will terminate upon Palm Global ceasing to own at least 5% of the Company’s Common Stock (as calculated for purposes of Section 13(d) of the Securities Exchange Act of 1934).

Pursuant to the Purchase Agreement, Palm Global agreed to a standstill for a period ending not later than the earliest to occur of five years after the date of completion of the Private Placement and two years after Mr. Horowitz or the Palm Global designee who succeeds him no longer serves on the Board.

SUMMARY OF THE OFFERING

Common Stock offered by selling stockholders	13,093,428 shares

Terms of the offering	The selling stockholders will determine when and how they will sell the Common Stock offered in this prospectus.

Common Stock outstanding*	23,731,431 shares

Use of proceeds	We are not selling any of the shares of Common Stock covered by this prospectus, and as a result will not receive any proceeds from this offering.

OTCQB Symbol	ZMTP

Risk Factors
See “Risk Factors” beginning on page 5 and the other information in this prospectus, together with the information contained under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2019 filed with the SEC on April 15, 2020, as amended by Amendment No. 1 filed with the SEC on April 29, 2020, any subsequently filed Quarterly Reports on Form 10-Q and any subsequently filed Current Reports on Form 8-K (other than, in each case, information furnished rather than filed), all of which are incorporated by reference in this prospectus, as well as other cautionary statements throughout or incorporated by reference in this prospectus.

* Does not include shares of Common Stock reserved for issuance pursuant to the Company’s equity incentive plans.

RISK FACTORS

An investment in our securities involves a high degree of risk. Before you invest in our securities you should carefully consider those risk factors described under, but not limited to, the heading "Risk Factors" in our most recent Annual Report on Form 10-K, any subsequently filed Quarterly Reports on Form 10-Q and any subsequently filed Current Reports on Form 8-K (other than the portions of those documents not deemed to be filed), which are incorporated by reference herein, and those risk factors that may be included in any applicable prospectus supplement, together with all of the other information included in this prospectus, any prospectus supplement and the documents we incorporate by reference. All of these risk factors are incorporated by reference herein in their entirety. Our business, financial condition or results of operations could be materially adversely affected by the materialization of any of these risks. The trading price of our securities could decline due to the materialization of any of these risks, and you may lose all or part of your investment. This prospectus and the documents incorporated herein by reference also contain forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described herein and in the documents incorporated herein by reference.

USE OF PROCEEDS

We will not receive any proceeds from the sale of Common Stock by the selling stockholders. All of the net proceeds from the resale of our Common Stock will go to the selling stockholders as described below in the sections entitled “Selling Stockholders” and “Plan of Distribution.” We have agreed to bear the expenses relating to the registration of the Common Stock for the selling stockholders.

SELLING STOCKHOLDERS

The Common Stock being offered for resale by the selling stockholders consists of 13,093,428 shares of Common Stock, which includes, among other shares of Common Stock, (i) 2,237,103 shares that were acquired by the selling stockholders in the private placement that closed on May 27, 2020, and (ii) 4,545,455 shares that were acquired by the selling stockholders in the private placement that closed on May 3, 2019. The following table sets forth the name of each selling stockholder, the number of shares of Common Stock beneficially owned by each of the selling stockholders as of June 1, 2020 and the number of shares of Common Stock being offered by the selling stockholders. The selling stockholders may offer all or part of the shares for resale from time to time. However, the selling stockholders are under no obligation to sell all or any portion of such shares nor are the selling stockholders obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the selling stockholders.

Name of Selling Stockholder (1)	Total Shares Beneficially Owned Before Offering	Maximum Number of Shares Being Offered	Total Shares Beneficially Owned After Offering (2)	Percent of Total Shares Outstanding After Offering (2)
Zulu Holdings LLC(3)	4,549,641	4,549,641	—	—
Frank B. Manning	2,220,773	1,945,773	275,000	1.2%
Palm Global Small Cap Master Fund LP(4)	1,191,640	958,732	232,908	1.0%
David Capital Partners Fund, LP	707,700	210,000	497,700	2.1%
Peter Kramer(5)	495,839	405,839	90,000	*
Bruce M. Kramer Living Trust U/A DTD 07/31/1996	400,735	400,735	—	—
Peter D. Sykes(6)	206,314	113,714	92,600	*
Joseph L. Wytanis(7)	190,910	90,910	100,000	*
Phil Stanhope(8)	115,000	60,000	55,000	*
Kestrel Flight Fund, LLC	65,789	65,789	—	—
David Allen	6,578	6,578	—	—
Manchester Explorer, L.P.(9)	2,857,143	2,857,143	—	—
JEB Partners, L.P.(9)	1,142,858	1,142,858	—	—
James E. Besser(9)	142,858	142,858	—	—
Morgan C. Frank(9)	142,858	142,858	—	—
TOTAL	14,436,636	13,093,428	1,343,208	5.7%

(1)
In accordance with Rule 13d-3 under the Exchange Act, a person is deemed to be the beneficial owner, for purposes of this table, of any shares of Company Common Stock over which such person has voting or investment power and of which such person has the right to acquire beneficial ownership within 60 days of the date hereof. The table includes shares owned by spouses, other immediate family members, in trust, shares held in retirement accounts or funds for the benefit of the named individuals, shares held as restricted stock and other forms of ownership, over which shares the persons named in the table may possess voting and/or investment power.
(2)
Assumes that all shares of Common Stock registered for resale by this prospectus are sold.
(3)
Information is based on a Schedule 13D/A filed as of May 27, 2020, by Jeremy P. Hitchcock, Elizabeth Cash Hitchcock, Orbit Group LLC (“Orbit”), Hitchcock Capital Partners, LLC (“HCP”) and Zulu Holdings LLC (“Zulu”). The 4,549,641 shares are held of record by Zulu. HCP may be deemed the beneficial owner of the shares as a beneficial owner of the Common Stock held by Zulu through its ownership of Zulu. As the manager of Zulu, Orbit may be deemed the beneficial owner of the Common Stock held by Zulu. As the co-managers of Orbit and HCP, each of Jeremy P. Hitchcock and Elizabeth Cash Hitchcock may be deemed a beneficial owner of the shares of Common Stock held by Zulu.
(4)
Information is based on a Schedule 13D filed as of May 27, 2020, by Palm Global, Palm Management (US) LLC, Bradley C. Palmer, and Joshua S. Horowitz. The 1,191,640 shares are directly held by Palm Global. Palm Management (US) LLC, as the investment manager of Palm Global, may be deemed to be a beneficial owner of the shares of Common Stock disclosed as directly owned by Palm Global. Due to his position with Palm Management (US) LLC, Mr. Palmer may be deemed to be a beneficial owner of the shares of Common Stock disclosed as directly owned by Palm Global. Due to his positions with Palm Global and Palm Management (US) LLC, Mr. Horowitz may be deemed to be a beneficial owner of the shares of Common Stock disclosed as directly owned by Palm Global. Palm Management (US) LLC, Mr. Palmer and Mr. Horowitz expressly disclaim such beneficial ownership except to the extent of their pecuniary interest therein.

(5)
Includes 75,000 shares that Mr. Kramer has the right to acquire upon exercise of outstanding stock options exercisable within sixty (60) days after June 1, 2020.
(6)
Includes 52,500 shares that Mr. Sykes has the right to acquire upon exercise of outstanding stock options exercisable within sixty (60) days after June 1, 2020.
(7)
Includes 40,000 shares that Mr. Wytanis has the right to acquire upon exercise of outstanding stock options exercisable within sixty (60) days after June 1, 2020.
(8)
Includes 45,000 shares that Mr. Stanhope has the right to acquire upon exercise of outstanding stock options exercisable within sixty (60) days after June 1, 2020.
(9)
Information is based on a Schedule 13D filed by Manchester Management Company, LLC on September 29, 2015. Manchester Explorer, L.P. is the holder of record of 2,857,143 shares; JEB Partners, L.P. is the holder of record of 1,142,858 shares; James E. Besser is the holder of record of 142,858 shares; and Morgan C. Frank is the holder of record of 142,858 shares. Manchester Management Company, LLC may be deemed to be the beneficial owner of 4,000,001 shares; Manchester Explorer, L.P. may be deemed to be the beneficial owner of 2,857,143 shares; JEB Partners, L.P. may be deemed to be the beneficial owner of 1,142,858 shares; and Messrs. Besser and Frank may each be deemed to be the beneficial owner of 4,142,859 shares.
*Less than one percent of shares outstanding.

Participation of Directors and Officers

Certain of the selling stockholders currently serve as executive officers and/or members of the Board, including Jeremy P. Hitchcock, Executive Chairman of the Board, Phil Stanhope, Chief Technology Officer and Vice President of Engineering, and each of David Allen, Peter Kramer, Frank Manning, and Peter D. Sykes, members of the Board, as well as Joseph L. Wytanis, the former President and Chief Executive Officer of the Company. Mr. Hitchcock is the co-manager of two entities that may be deemed to beneficially own shares held by Zulu, and as such Mr. Hitchcock may be deemed to beneficially own shares held by Zulu. Joshua S. Horowitz, a director of the Company, due to his positions with Palm Management (US) LLC and as the director of the general partner of Palm Global, may be deemed to beneficially own shares held by Palm Global.

PLAN OF DISTRIBUTION

Each selling stockholder and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the OTC Markets Group’s OTCQB or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A selling stockholder may use any one or more of the following methods when selling securities:

●
ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
●
block trades in which the broker dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;
●
purchases by a broker dealer as principal and resale by the broker-dealer for its account;
●
an exchange distribution in accordance with the rules of the applicable exchange;
●
privately negotiated transactions;
●
settlement of short sales entered into after the effective date of the Registration Statement of which this prospectus is a part;
●
in transactions through broker dealers that agree with the selling stockholders to sell a specified number of such securities at a stipulated price per security;
●
through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
●
a combination of any such methods of sale; or
●
any other method permitted pursuant to applicable law.

The selling stockholders may also sell securities under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker dealers engaged by the selling stockholders may arrange for other broker dealers to participate in sales. Broker dealers may receive commissions or discounts from the selling stockholders (or, if any broker dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction, not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction, a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of the securities or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The selling stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities. The Company has agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Because selling stockholders may be deemed to be “underwriters” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. The selling stockholders have advised us that there is no underwriter or coordinating broker acting in connection with the proposed sale of the resale securities by the selling stockholders.

We agreed to keep this registration effective until the earliest of (i) the date on which the securities have been sold pursuant to this prospectus or pursuant to Rule 144 under the Securities Act or any other rule of similar effect, (ii) the date on which the securities may be resold by the selling stockholders without volume or manner-of-sale restrictions pursuant to Rule 144 and without the requirement for the Company to be in compliance with the current public information requirement under Rule 144; or (iii) May 27, 2025. In addition, we agreed that Palm Global has the right to designate Mr. Horowitz or another designee to the Board for five years after the date of the Purchase Agreement. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the Common Stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the Common Stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

DESCRIPTION OF CAPITAL STOCK

The following information describes our Common Stock and preferred stock, as well as certain provisions of our amended and restated certificate of incorporation and bylaws. This description is only a summary. You should also refer to our amended and restated certificate of incorporation and bylaws, which have been filed with the SEC as exhibits to our Registration Statement, of which this prospectus forms a part.

General

We are authorized under Delaware law to issue up to 40,000,000 shares of Common Stock, $0.01 par value per share, and 2,000,000 shares of preferred stock, $0.001 par value per share. As of June 1, 2020, there were 23,731,431 shares of Common Stock issued and outstanding and no shares of preferred stock issued and outstanding.

Common Stock

Each share of Common Stock has the same relative rights and is identical in all respects with every other share of Common Stock. Each holder of Common Stock is entitled to one vote for each share held of record on all matters submitted to a vote of holders of Common Stock and is not permitted to cumulate votes in the election of our directors. Holders of our Common Stock do not possess any dividend or liquidation rights. Holders of our Common Stock have no redemption, conversion or preemptive rights to purchase or subscribe for our securities.

Shares of our Common Stock are traded over-the-counter and sales are reported on the OTCQB under the symbol “ZMTP.”

Preferred Stock

Our Certificate of Incorporation authorizes the issuance of 2,000,000 shares of preferred stock, $0.001 par value per share. No shares of preferred stock are outstanding. The Board of Directors is empowered, without stockholder approval, to designate and issue additional series of preferred stock with dividend, liquidation, conversion, voting or other rights, including the right to issue convertible securities with no limitations on conversion, which could adversely affect the voting power or other rights of the holders of our Common Stock, substantially dilute a Common Stockholder’s interest and depress the price of our Common Stock.

LEGAL MATTERS

The validity of the securities offered by this prospectus has been passed upon for us by Nixon Peabody LLP.

EXPERTS

The consolidated balance sheets as of December 31, 2019 and December 31, 2018, and for each of the years in the two-year period ended December 31, 2019 incorporated by reference into this Registration Statement, have been audited by Marcum LLP, an Independent Registered Public Accounting Firm, as set forth in their report thereon and included in this Registration Statement in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.    Other Expenses of Issuance and Distribution

The following table lists the costs and expenses payable by Zoom Telephonics, Inc. (“Zoom”, the “Company” or the “Registrant”) in connection with the offering of securities covered by this prospectus, other than any sales commissions or discounts. All amounts shown are estimates except for the Securities and Exchange Commission (“SEC”) registration fee, and all of the fees and expenses will be borne by Zoom.

SEC Registration Fee	$569.00
Legal Fees and Expenses	$35,000.00
Accounting Fees and Expenses	$6,000.00
Miscellaneous Costs	$1,000.00
Total	$42,569.00

Item 14.    Indemnification of Directors and Officers

Zoom's Certificate of Incorporation and Bylaws authorize it to indemnify directors, officers, employees and agents of Zoom against expenses (including attorneys' fees), liabilities and other matters incurred in connection with any action, suit or proceeding, to the fullest extent permitted by Section 145 of Delaware General Corporation Law. In addition, Zoom's Certificate of Incorporation provides that its directors shall not be personally liable to Zoom or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing, a director shall be liable to the extent provided by applicable law (i) for breach of the director's duty of loyalty to Zoom or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit.

Zoom may also advance all reasonable expenses which were incurred by or on behalf of a present director or officer in connection with any proceeding to the fullest extent permitted by applicable law.

The Bylaws also permit Zoom to enter into indemnity agreements with individual directors, officers, employees, and other agents. Any such agreements, together with the Bylaws and Certificate of Incorporation, may require Zoom, among other things, to indemnify directors or officers against certain liabilities that may arise by reason of their status or service as directors or officers (other than liabilities resulting from willful misconduct of a culpable nature), to advance expenses to them as they are incurred, and to obtain and maintain directors' and officers' insurance if available on reasonable terms.

Zoom maintains director and officer liability insurance policies providing for the insurance on behalf of any person who is or was a director or officer of the Company or a subsidiary for any claim made during the policy period against the person in any such capacity or arising out of the person’s status as such.

In addition, under the Stock Purchase Agreement, dated as of May 26, 2020 (the “Purchase Agreement”), Zoom has agreed to indemnify each Investor named therein, including certain participating directors and officers, subject to certain exceptions, from and against claims and expenses in connection with the Purchase Agreement as a result of, or arising out of, or relating to (i) any violation or alleged violation by Zoom of the Securities Act of 1933, as amended (the “Securities Act”), the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or any state securities law, or any rule or regulation thereunder, in connection with the performance of its obligations under the Purchase Agreement; (ii) any breach or violation of the Purchase Agreement by Zoom; or (iii) any untrue statement or alleged untrue statement of any material fact contained in any registration statement, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors and officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 15.    Recent Sales of Unregistered Securities

During the past three years, Zoom has issued the following securities without registration under the Securities Act pursuant to the exemptions from registration provided Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D thereunder, in each case in reliance upon the representations received from the purchasers of those securities.

On May 26, 2020, Zoom entered into a Stock Purchase Agreement with certain accredited investors, including members of management and the Board of Directors, in a private placement, pursuant to which Zoom sold an aggregate of 2,237,103 shares of Common Stock at a purchase price of $1.52 per share. The private placement closed on May 27, 2020, and the gross proceeds to the Company at the closing were approximately $3.4 million.

On May 3, 2019, Zoom entered into a Stock Purchase Agreement with certain accredited investors, including members of management and the Board of Directors, in a private placement, pursuant to which Zoom sold an aggregate of 4,545,455 shares of Common Stock at a purchase price of $1.10 per share. The gross proceeds to the Company at the closing of the private placement were approximately $5.0 million.

Item 16.    Exhibits and Financial Statement Schedules

(a) Exhibits

INDEX TO EXHIBITS

Exhibit No.	Description
2.1
Separation and Distribution Agreement by and between Zoom Technologies, Inc. and Zoom Telephonics, Inc. (incorporated by reference to annex B of the preliminary proxy statement filed by the Company on May 13, 2009).

3.1
Form of Amended and Restated Certificate of Incorporation of Zoom Telephonics, Inc. (incorporated by reference to Exhibit 3.1 the Company’s Registration Statement on Form 10, filed on September 4, 2009).

3.2
Certificate of Amendment to Amended and Restated Certificate of Incorporation of Zoom Telephonics, Inc. (incorporated by the reference to Exhibit 3.1 to the Form 8-K filed by the Company on November 18, 2015).

3.3
Certificate of Amendment to Amended and Restated Certificate of Incorporation of Zoom Telephonics, Inc. (incorporated by the reference to Exhibit 3.1 to the Form 8-K filed by the Company on July 30, 2019).

3.4	Certificate of Designation of Series A Junior Participating Preferred Stock (incorporated by reference to Exhibit 3.2 to the Form 8-K filed by the Company on November 18, 2015).
3.5	Amended and Restated Bylaws of Zoom Telephonics, Inc. (incorporated by reference to Exhibit 3.1 to the Form 8-K filed by the Company on May 13, 2020).
4.1	Description of Securities (incorporated by reference to Exhibit 4.1 to the Company’s Annual Report on Form 10-K filed on April 15, 2020).
5.1*	Opinion of Nixon Peabody LLP.
10.1+	Zoom Telephonics, Inc. 2009 Stock Option Plan (incorporated by reference to Appendix B to the Definitive Proxy Statement filed by the Company on April 30, 2013).
10.2+	Zoom Telephonics, Inc. 2009 Directors Stock Option Plan (incorporated by reference to Appendix C to the Definitive Proxy Statement filed by the Company on April 30, 2013).
10.3+	Zoom Telephonics, Inc. 2019 Stock Option Plan (incorporated by reference to Appendix D to the Definitive Proxy Statement filed by the Company on May 28, 2019).
10.4+	Zoom Telephonics, Inc. 2019 Directors Stock Option Plan (incorporated by reference to Appendix C to the Definitive Proxy Statement filed by the Company on May 28, 2019).
10.5
Financing Agreement, dated December 18, 2012, between Zoom Telephonics, Inc. and Rosenthal & Rosenthal, Inc. (incorporated by reference to Exhibit 10.1 to the Form 8-K filed by the Company on December 21, 2012).

10.6
Intellectual Property Security Agreement, dated December 18, 2012, between Zoom Telephonics, Inc. and Rosenthal & Rosenthal, Inc. (incorporated by reference to Exhibit 10.2 to the Form 8-K filed by the Company on December 21, 2012).

10.7
Amendment dated March 25, 2014, effective January 1, 2013 to Financing Agreement, dated December 18, 2012, between Zoom Telephonics, Inc. and Rosenthal & Rosenthal, Inc. (incorporated by reference to Exhibit 10.1 to the Form 8-K filed by the Company on November 3, 2015).

10.8
Amendment dated October 29, 2015, effective January 1, 2013, to Financing Agreement, dated December 18, 2012, between Zoom Telephonics, Inc. and Rosenthal & Rosenthal, Inc. (incorporated by reference to Exhibit 10.1 to the Form 8-K filed by the Company on November 3, 2015).

10.9
Amendment dated July 19, 2016 to Financing Agreement, dated December 18, 2012, between Zoom Telephonics, Inc. and Rosenthal & Rosenthal, Inc. (incorporated by reference to Exhibit 10.1 to the Form 8-K filed by the Company on July 25, 2016).

10.10
Amendment dated September 1, 2016 to Financing Agreement, dated December 18, 2012, between Zoom Telephonics, Inc. and Rosenthal & Rosenthal, Inc. (incorporated by reference to Exhibit 10.1 to the Form 8-K filed by the Company on September 8, 2016).

10.11	License Agreement, dated May 13, 2015, between Zoom Telephonics, Inc. and Motorola Mobility LLC (incorporated by reference to Exhibit 10.3 to the Form 10-Q/A filed by the Company on December 6, 2016).
10.12
Amendment to License Agreement, dated August 16, 2016, between Zoom Telephonics, Inc. and Motorola Mobility LLC (incorporated by reference to Exhibit 10.4 to the Form 10-Q/A filed by the Company on December 6, 2016).

10.13
Amendment to License Agreement, dated August 21, 2017, between Zoom Telephonics, Inc. and Motorola Mobility LLC (incorporated by reference to Exhibit 10.1 to the Form 10-Q filed by the Company on November 9, 2017).

10.14
Amendment dated November 2, 2018 to Financing Agreement, dated December 18, 2012, between Zoom Telephonics, Inc. and Rosenthal & Rosenthal, Inc. (incorporated by reference to Exhibit 10.19 to the Registration Statement on Form S-1 filed by the Company on June 7, 2019).

10.15+	Employment Agreement between Zoom Telephonics, Inc. and Joseph Wytanis (incorporated by reference to Exhibit 10.1 to the Form 8-K filed by the Company on October 18, 2018).
10.16
Stock Purchase Agreement, dated as of May 3, 2019, between Zoom Telephonics, Inc. and the Investors listed therein (incorporated by reference to Exhibit 10.1 to the Form 8-K filed by the Company on May 6, 2019).

10.17+	Employment Agreement between Zoom Telephonics, Inc. and Jacquelyn Barry Hamilton (incorporated by reference to Exhibit 10.1 to the Form 8-K filed by the Company on March 9, 2020).
10.18
License Agreement, dated March 27, 2020, between Zoom Telephonics, Inc., MTRLC LLC and Motorola Mobility LLC (incorporated by reference to Exhibit 10.19 to the Company’s Annual Report on Form 10-K/A filed on April 29, 2020).

10.19
Amendment to License Agreement, dated March 27, 2020, between Zoom Telephonics, Inc. and Motorola Mobility LLC (incorporated by reference to Exhibit 10.20 to the Company’s Annual Report on Form 10-K/A filed on April 29, 2020).

10.20
Amendment to Financing Agreement, dated April 13, 2020, by and between Zoom Telephonics, Inc. and Rosenthal & Rosenthal, Inc. (incorporated by reference to Exhibit 10.2 to the Form 10-Q filed by the Company on May 15, 2020).

10.21+
Separation Agreement, dated as of May 15, 2020, by and between Zoom Telephonics, Inc. and Joseph L. Wytanis (incorporated by reference to Exhibit 10.1 to the Form 8-K filed by the Company on May 21, 2020).

10.22
Stock Purchase Agreement, dated May 26, 2020, by and between Zoom Telephonics, Inc. and the Investors named therein (incorporated by reference to Exhibit 10.1 to the Form 8-K filed by the Company on May 27, 2020).

21.1	Subsidiaries (incorporated by reference to Exhibit 21.1 to the Company’s Annual Report on Form 10-K filed on April 15, 2020).
23.1*	Consent of Marcum LLP.
23.2	Consent of Nixon Peabody LLP (included in Exhibit 5.1).
24.1	Powers of attorney (included on the signature pages of this Registration Statement).

*
Filed herewith.
+
Designates management contract or compensatory plan or arrangement.

(b) Financial Statement Schedule

No financial schedules are provided because the information either is not required or is shown in the financial statements or notes thereto incorporated by reference herein.

Item 17. Undertakings

The undersigned Registrant hereby undertakes:

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)
To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the Registration Statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such date of first use.

(5)
That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Boston, Commonwealth of Massachusetts, on June 11, 2020.

ZOOM TELEPHONICS, INC. (Registrant)

By:	/s/ Jacquelyn Barry Hamilton
Jacquelyn Barry Hamilton
Chief Financial Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jeremy P. Hitchcock and Jacquelyn Barry Hamilton and each of them, as true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including any post-effective amendments and supplements, to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing required or necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that such attorney-in-fact and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jeremy P. Hitchcock	Executive Chairman of the Board	June 11, 2020
Jeremy P. Hitchcock	(Principal Executive Officer)

/s/ Jacquelyn Barry Hamilton	Chief Financial Officer	June 11, 2020
Jacquelyn Barry Hamilton	(Principal Financial Officer and Principal Accounting Officer)

/s/ David Allen	Director
David Allen		June 11, 2020

/s/ Joseph J. Donovan	Director
Joseph J. Donovan		June 11, 2020

/s/ Philip Frank	Director
Philip Frank		June 11, 2020

/s/ Joshua S. Horowitz	Director
Joshua S. Horowitz		June 11, 2020

/s/ Peter R. Kramer	Director	June 11, 2020
Peter R. Kramer

/s/ Frank B. Manning	Director	June 11, 2020
Frank B. Manning

/s/ Jonathan Seelig	Director
Jonathan Seelig		June 11, 2020

/s/ Peter Sykes	Director
Peter Sykes		June 11, 2020